Morgan Stanley Universal Institutional Funds,
Inc. - Global Tactical Asset Allocation Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Synchrony Financial
4.250% due 8/15/2024
Purchase/Trade Date:	  8/6/2014
Offering Price of Shares: $99.806
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund:
0.004
Percentage of Fund's Total Assets: 0.10
Brokers:  Barclays Capital Inc., Citgroup Global
Markets Inc., Credit Suisse Securities (USA)
LLC, Deutsche Bank Securities Inc., Goldman
Sachs & Co., J.P. Morgan Securities LLC,
Merrill Lynch, Morgan Stanley & Co. LLC,
BNP Paribas Securities Corp., HSBC Securities
(USA) Inc., Mitsubishi UFJ Securities (USA)
Inc., Mizuho Securities USA Inc., RBC Capital
Markets LLC, RBS Securities Inc., Santander
Investment Securities Inc., SG Americas
Securities LLC, SMBC Nikko Securities
America, Inc., Banca IMI S.p.A, BBVA
Securities Inc., Blaylock Beal Van LLC,
CastleOak Securities L.P., Commerz Markets
LLC, Credit Agricole Securities (USA) Inc.,
Fifth Third Securities Inc., ING Financial
Markets LLC, Lebenthal & Co. LLC, Loop
Capital Markets LLC, Mischler Financial Group
Inc., Samuel A. Ramirez & Company Inc., The
Williams Capital Group L.P.
Purchased from: JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Kinder Morgan Inc. /
Delaware 4.300% due 6/1/2025
Purchase/Trade Date:	  11/24/2014
Offering Price of Shares: $99.58
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund:
0.003
Percentage of Fund's Total Assets: 0.10
Brokers:  Barclays, Bofa Merrill Lynch,
Citigroup, Wells Fargo Securities, Credit Suisse,
Duetsche Bank Securities, J.P. Morgan, MUFG,
RBC Capital Markets, RBS, Scotiabank, CIBC,
Credit Agricole CIB, DNB Markets, Mizuho
Securities, Morgan Stanley, Societe Generale,
SunTrust Robinson Humphrey, UBS Investment
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Medtronic Inc. 4.625%
due 3/15/2045
Purchase/Trade Date:	  12/1/2014
Offering Price of Shares: $99.732
Total Amount of Offering: $4,000,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund:
0.001
Percentage of Fund's Total Assets: 0.05
Brokers:  Merrill Lynch Pierce Fenner & Smith
Inc., Deutsche Bank Securities Inc., J.P. Morgan
Securities LLC, Citigroup Global Markets Inc.,
Barclays Capital Inc., UBS Securities LLC,
Morgan Stanley & Co., RBS Securities Inc.,
HSBC Securities (USA) Inc., Mizuho Securities
USA Inc., U.S. Bancorp Investments Inc., Wells
Fargo Securities LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.